UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 24, 2017

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 24, 2017, Civista Bancshares, Inc. announced that it has completed a public offering of 1,610,000 of its common shares at a price of $21.75 per share. The offering resulted in gross proceeds of approximately $35.0 million and net proceeds of approximately $32.8 million. Keefe Bruyette & Woods, Inc. and Sandler O’Neill + Partners, L.P. served as bookrunning managers for the offering.

On February 24, 2017, the company issued a press release announcing the completion of the offering. A copy of that press release is attached hereto as Exhibit 99.1.

Civista Bancshares, Inc. is a $1.4 billion financial holding company headquartered in Sandusky, Ohio. The company’s banking subsidiary, Civista Bank, operates 29 locations in Northern, Mid-Central, and Southwestern Ohio.

Item 9.01	Financial Statements and Exhibits

(a) Exhibit 99.1 Press Release dated February 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: February 24, 2017	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President and Controller